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                                                                     Exhibit 2.5

                               FIRST AMENDMENT TO
                       FIRST RESTATEMENT OF AGREEMENT AND
                             PLAN OF REORGANIZATION

                  This FIRST AMENDMENT TO FIRST RESTATEMENT OF AGREEMENT AND PLAN OF REORGANIZATION (the "First Amendment") is dated as of March 4, 1999 and entered into by and between Valley Bank (the "Bank"), and Pacific Community Banking Group (the "Company").

                  WHEREAS, the Bank and the Company entered into a First Restatement of Agreement and Plan of Reorganization dated as of January 5, 1999 (the "Agreement"); and

                  WHEREAS, the parties hereto desire to amend the Agreement as provided in this First Amendment as provided herein.

                  NOW, THEREFORE, in consideration of the premises and mutual promises of the parties set forth below, the parties hereto agree as follows:

                  1. Capitalized terms used herein and not otherwise defined shall have the same meaning as set forth in the Agreement.

                  2. Recital B.(a) and B.(b) of the Agreement is hereby amended to read in its entirety as follows:

                           "(a) The Company will establish Interim Bank (as
defined below) as a wholly-owned subsidiary;

                           (b) Bank and Interim Bank will enter into an
Agreement of Merger (as defined below) providing for the merger of Interim Bank and Bank under the state charter of the Interim Bank;"

                  3. The definition of "Agreement of Merger" in the Agreement is hereby amended to read in its entirety as follows:

                  "'Agreement of Merger' shall mean the Agreement of Merger to be entered into by and between Interim Bank (as defined below) and the Bank substantially in the form of EXHIBIT "A" hereto, but subject to any changes that may be necessary to conform to any requirements of any Governmental Entity having authority over the Merger."

                  4. The definition of "Per Share Cash Consideration" in the Agreement is hereby deleted.

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                  5. The following definitions are hereby added to the Agreement as follows:

                  "'Interim Bank' shall mean the interim California banking corporation established by Company solely for the purpose of effecting the Merger.

                  'Interim Bank Stock' shall mean the common stock, no par value, of Interim Bank."

                  6. The definition of "Merger" in the Agreement is hereby amended to read in its entirety as follows:

                  "'Merger' shall mean the merger of the Bank with and into Interim Bank."

                  7. The first and second sentences of Section 2.1 of the Agreement are hereby amended to read in their entirety as follows:

                  "The Company agrees that it will use its best efforts, with all necessary cooperation of the Bank, to perfect the organization of Interim Bank in accordance with the CFC and the regulations promulgated thereunder prior to the Closing Date. The directors and officers of Interim Bank, and the Articles of Incorporation and Bylaws of Interim Bank, shall be determined by the Company."

                  8. Section 2.1(a) of the Agreement is hereby amended to read in its entirety as follows:

                  "(a) MERGER OF THE BANK AND INTERIM BANK. The Bank and Interim Bank shall be merged under the certificate of authority of the Interim Bank, with the Interim Bank being the Surviving Bank pursuant to the provisions of, and with the effect provided in, the CGCL and the CFC, and shall continue its corporate existence under the laws of the State of California. The name of the Surviving Bank shall be "Valley Bank." Upon the consummation of the Merger, the separate corporate existence of the Bank shall cease."

                  9. Section 2.1(c) of the Agreement is hereby amended to read in its entirety as follows:

                  "(c) EFFECT ON INTERIM BANK STOCK. All shares of Interim Bank Stock outstanding shall remain outstanding and shall be held by the Company."

                  10. Section 2.1(d) of the Agreement is hereby amended to read in its entirety as follows:



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                  "(d) BANK CORPORATE GOVERNANCE CHANGES. The Charter Documents
of the Interim Bank as in effect immediately prior to the Effective Time shall continue in effect after the Merger until thereafter amended in accordance with applicable law. At the Effective Time of the Merger, the directors of Interim Bank and the Bank shall be the directors of the Surviving Bank until their successors have been chosen and qualified in accordance with the Articles of Incorporation and Bylaws of the Surviving Bank. The officers of Interim Bank and the Bank at the Effective Time of the Merger shall be the officers of the Surviving Bank until they resign or are replaced or terminated by the Board of Directors of the Surviving Bank or otherwise in accordance with the Surviving Bank's Charter Documents. The obligations of the Bank shall be assumed by the Surviving Bank, and operations including the policies and procedures of the Bank, shall continue in effect at the Surviving Bank after the Merger; except that the Bank and the Interim Bank shall have taken prior to the Effective Time all necessary steps so that at the Effective Time (i) at the request of the Company, Mr. N. Douglas Mills, President and Chief Executive Officer of the Bank, shall resign from his positions (but not as an employee of the Bank), in form and substance satisfactory to the Company, either during the pendency of this transaction or following the consummation of this transaction, without incurring any liability on the part of any Party, except that (a) the Surviving Bank and Mr. Mills will enter into the Second Amendment to Mr. Mills' Employment Agreement originally dated September 26, 1996 and amended October 30, 1997, upon the Bank's payment on the Closing Date to Mr. Mills of the compensation described in revised Section 2.3 of the Second Amendment to Mr. Mills' Employment Agreement with the Bank in the form attached hereto as Exhibit 2.1(d)(i)(a), (b) Mr. Mills will remain a director of the Surviving Bank unless and until a successor is appointed by the Company, and (c) the Board and/or the Company will not become liable for any obligations under Mr. Mills' Salary Continuation Agreement dated October 19, 1995, as amended October 30, 1997, nor, unless accelerated earlier by the Company in its sole discretion, will such Salary Continuation Agreement accelerate, until termination of Mr. Mills' employment with the Company or a subsidiary of the Company pursuant to the Second Amendment to Mr. Mills' Employment Agreement; (ii) Caswell shall have been appointed Chairman of the Board and Chief Executive Officer of the Surviving Bank; xiii) except for the persons set forth on Exhibit 2.1(d), which Exhibit shall be delivered by the Company to the Bank within sixty (60) days of the date of the Agreement, each of the directors of the Bank shall have tendered his resignation as a director of the Bank and Surviving Bank, in form and substance satisfactory to the Company, without incurring any liability on the part of any Party; (iv) the number of authorized directors, and the specific members of the Board of Directors, of the Surviving Bank shall be changed as determined in the sole discretion of the Company; (v) the Company shall name additional directors in its sole discretion who shall be duly elected and appointed to the Board of Directors of the Surviving Bank (or if any such persons is unable to serve, such other person designated by the Company) and shall serve until the earlier of their resignation or removal or until their respective successors are duly elected and qualified; (vi) the remaining

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members of the Board of Directors of the Bank will agree to support any and all expense reductions, consolidations, mergers, transfer of headquarters, sale of assets, FRB membership, closure of branches, or any other corporate changes as requested by the Company, consistent with their fiduciary duties; and (vii) the Surviving Bank will assume the obligations of the employment agreements for Bonnie Parrott, Mark A. Nugent, Marvin Lentini and Dianna Williams, and the Surviving Bank will assume the obligations of Bank under that "Employment Compensation Agreement" dated March 12, 1970 by and between Bank and Walter M. Wachtel in favor of Willow Wachtel Decker (clauses (i)-(vii) being hereinafter collectively referred to as the Bank Corporate Governance Changes.")."

                  11. Section 2.2 of the Agreement is hereby amended to read in its entirety as follows:

                  "2.2 EFFECT OF THE MERGER. At the Effective Time of the Merger, the corporate existence of Interim Bank and the Bank shall be merged into and continued in the Surviving Bank, and the Surviving Bank shall be deemed the same corporation as each corporation participating in the Merger. All rights, franchises, and interests of Interim Bank and Bank in and to every type of property (real, personal and mixed) and choses in action shall be transferred to and vested in the Surviving Bank by virtue of the Merger without any deed or other transfer and the Surviving Bank shall hold and enjoy all rights of property, franchises and interests, in the same manner and to the same extent as such rights, franchises and interests were held or enjoyed by any one of the consolidating corporations at the Effective Time of the Merger."

                  12. The second sentence of Section 2.4 of the Agreement is hereby amended to read in its entirety as follows:

                  "The Per Share Consideration shall be equal to the sum of (i) $5.00 in cash; and (ii) a fraction of a share of Company Stock having a value equal to $5.00, with the amount of the fraction of a share of Company Stock equal to the quotient of $5.00 and the Offering Price, except that the Company may, in its sole discretion, increase or decrease the amount of Company Stock and increase or decrease the amount of cash in the Per Share Consideration in order to attempt to accommodate the elections of the holders of Bank Stock as provided in Sections 2.1(b) and 2.11."

                  13. The first sentence of Section 3.1 of the Agreement is hereby amended to read in its entirety as follows:

                  "Consummation of the transactions contemplated by this Agreement shall take place at the offices of Knecht & Hansen, 1301 Dove Street, Suite 900, Newport Beach, California, or such other location as may be agreed upon by the parties, on the Closing Date."

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                  14. Section 3.2 of the Agreement is hereby amended to read in its entirety as follows:

                  "3.2 EXECUTION OF AGREEMENT OF MERGER. Prior to the Closing Date, and as soon as practicable after approval by the Commissioner to organize Interim Bank, the Agreement of Merger (as amended, if necessary, to conform to any requirements of any Governmental Entity having authority over the Merger) shall be executed by Bank and Interim Bank. On the Closing Date, the Agreement of Merger, bearing the certification of the Secretary of State, together with all requisite certificates shall be duly filed in the office of the Commissioner after being filed with the California Secretary of State with the approval of the Commissioner endorsed thereon, in accordance with the CGCL and Section 4880 et SEQ. of the CFC."

                  15. The first sentence of Section 5.2 of the Agreement is hereby amended to read in its entirety as follows:

                  "The authorized capital stock of the Company consists of 100,000,000 shares of Common Stock, no par value, of which 10,000 shares are outstanding on the date hereof, all validly issued, fully paid and nonassessable, and 100,000,000 shares of Preferred Stock, of which not more than 2 million shares have been issued or are to be issued before the Closing Date."

                  16. Section 5.20 of the Agreement is hereby amended to read in its entirety as follows:

                  "5.20 AUTHORITY OF INTERIM BANK. The execution and delivery by Interim Bank of the Agreement of Merger and, subject to the requisite approval of the shareholder of Interim Bank, the consummation of the transactions completed thereby will be duly and validly authorized by all necessary corporation action on the part of Interim Bank, and the Agreement of Merger will be upon execution by the parties thereto a valid and binding obligation of Interim Bank, enforceable in accordance with its terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, moratorium or other similar laws affecting the rights of creditors generally, by general equitable principles and by the provisions of Section 8(b)(6)(D) of the Federal Deposit Insurance Act, 12 U.S.C. Section 1818(b)(6)(D). The Company agrees to take any and all actions reasonably necessary to ensure that Interim Bank consummates the transactions contemplated hereby. Except as set forth in Exhibit 5.20, neither the execution and delivery by Interim Bank of the Agreement of Merger, nor the consummation of the transaction contemplated therein, nor compliance by Interim Bank with any of the provisions thereof will (a) conflict with or result in a breach of any provision of its Charter Documents, (b) except for approval by the shareholder of Interim Bank and the prior approval of the FRB, the Commissioner or the FDIC, require any Consents; (c) result in the creation

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or imposition of any Encumbrance on any of the properties or assets of Interim
Bank; or (d) subject to obtaining the Consents referred to in subsection (b) of this Section 5.20, and the expiration of any waiting period, violate any Rules to which Interim Bank is subject."

                  17. Section 6.13 of the Agreement is hereby amended to read in its entirety as follows:

                  "6.13 EXECUTION OF AGREEMENT OF MERGER. As soon as possible after receipt of approval of the Commissioner to organize Interim Bank, subject to receipt of any and all necessary approvals and Permits by any Governmental Entity and approval by the Bank's shareholders, the Bank shall execute the Agreement of Merger and any and all related documents."

                  18. Section 6.19 of the Agreement is hereby amended to read in its entirety as follows:

                  "6.19 BANK EMPLOYEE BENEFITS. Prior to or at the Effective Time of the Merger, the Bank will terminate the Bank Stock Option Plan. Upon the agreement of the Company and the Bank, the Bank shall cause all Employee Plans of the Bank to be terminated except as otherwise provided by applicable labor laws, or as agreed between the Bank and the Company.@

                  19. Section 7.2(ii) of the Agreement is hereby amended to read in its entirety as follows

                  "(ii) refrain from amending its Charter Documents except to the extent as may be required or contemplated by this Agreement, and except as the Company proposes to amend its articles of incorporation and bylaws as attached to this Agreement as EXHIBIT 7.2(II)."

                  20. Section 7.6 of the Agreement is hereby amended to read in its entirety as follows:

                  "7.6 CORPORATE ACTION. The Company shall take or cause to be taken all necessary corporate action required to carry out the transactions contemplated in this Agreement and the Agreement of Merger, including without limitation, all necessary action required to organize and fund Interim Bank."

                  21. Section 7.13 of the Agreement is hereby amended to read in its entirety as follows:

                  A7.13 EXECUTION OF AGREEMENT OF MERGER. As soon as practicable after receipt of approval of the Commissioner to organize Interim Bank, the Company as the sole shareholder of Interim Bank, shall approve the Merger and

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shall cause Interim Bank to execute the Agreement of Merger and take any and all other actions reasonably necessary to consummate the transactions contemplated herein."

                  22. Section 7.15 of the Agreement is hereby amended to read in its entirety as follows:

                  "7.15 AUTHORIZATION. The execution and delivery of the Agreement of Merger and the consummation of the transactions contemplated thereby will have been duly authorized by the Board of Directors of Interim Bank. The Agreement of Merger will constitute a legal, valid and binding agreement of Interim Bank in accordance with its respective terms, except as the enforceability thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, or other laws of general application relating to or affecting enforcement of creditors rights and the application of equitable principles in any action, legal or equitable. Interim Bank will have full corporate power and authority to perform its obligations under the Agreement of Merger and the transactions contemplated thereby."

                  23. Section 7.16 of the Agreement is hereby amended to read in its entirety as follows:

                  "7.16 NO CONFLICTS; DEFAULTS. The execution, delivery and performance of the Agreement of Merger and the consummation of the transactions contemplated therein, and compliance by Interim Bank with any provision thereof will not (a) conflict with or result in a breach of, or default or loss of any benefit under, any provision of its Charter Documents or, except as set forth in
Exhibit 7.16 any material agreement, instrument or obligation to which Interim Bank will become a party or by which the property of Interim Bank will become bound or give any other party to any such agreement, instrument or obligation the right to terminate or modify any term thereof; (b) except for the prior approval of the FRB, the FDIC and the Commissioner and as set forth in Exhibit 7.16, require any Consents; (c) result in the creation or imposition of any Encumbrance on any of the properties or assets of Interim Bank; or (d) violate the Charter Documents or any Rules to which Interim Bank is subject."

                  24. Section 9.1(ii) of the Agreement is hereby amended to read in its entirety as follows:

                           "(ii) to the extent required by applicable Rule, all
Consents of any Governmental Entity, including, without limitation, those of the FRB, the FDIC and the Commissioner, shall have been obtained, granted or waived for organization of Interim Bank and the Merger, and all applicable waiting periods under all rules shall have expired; and"

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                  25. Section 9.3 of the Agreement is hereby amended to read in its entirety as follows:

                  "9.3 SHAREHOLDER APPROVAL. The Agreement, the Merger, and the other transactions contemplated hereby, shall have been approved by the holders of at least two-thirds (2/3) of the issued and outstanding shares of Bank Stock entitled to vote and the requisite approval of the Company as the sole shareholder of Interim Bank as soon as practicable. Any and all other action required by the shareholders of the Bank or the Company to authorize or effect the transactions called for herein shall have been duly and validly taken."

                  26. The last sentence of Section 10.5 of the Agreement is hereby amended to read in its entirety as follows:

                  "All actions necessary to authorize the execution, delivery and performance of the Agreement by the Company and consummation of the Merger by the Company and Interim Bank shall have been duly and validly taken by the Board of Directors of the Company and Interim Bank."

                  27. This First Amendment may be entered into in one or more counterparts, all of which shall be considered one in the same instrument, and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other party, it being understood that all parties need not sign the same counterpart.

                  28. Except as herein amended, the Agreement shall remain in full force and effect.

                  29. This First Amendment shall be governed by and construed in accordance with the laws of the State of California.

                  30. The execution and delivery of this First Amendment by the officers executing the First Amendment have been duly authorized by the Boards of Directors of the Bank and the Company, and this First Amendment constitutes a legal, valid and binding agreement of the parties in accordance with its respective terms.

                  31. Exhibit A (Agreement of Merger), Exhibit C (VB Warrant Agreement and its attached Exhibit A), and Exhibit 10.1 of the Agreement are hereby amended to read in their entirety substantially in the forms attached hereto as Exhibit A, Exhibit C (and its attached Exhibit A) and Exhibit 10.1, respectively.


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                  IN WITNESS WHEREOF, the parties hereto have duly executed this
Agreement on the day and year first above written.

                                       PACIFIC COMMUNITY BANKING GROUP

                                       By:
                                          --------------------------------------
                                          E. Lynn Caswell
                                          Chairman and Chief Executive Officer

                                       VALLEY BANK

                                       By:
                                          --------------------------------------
                                          Marion V. Ashley
                                          Chairman of the Board

                                       By:
                                          --------------------------------------
                                          N. Douglas Mills
                                          President and Chief Executive Officer

                                       By:
                                          --------------------------------------
                                          Secretary


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